AMENDMENT NO. 23 TO
                  AMENDED AND RESTATED DECLARATION OF TRUST OF
                              PILGRIM MUTUAL FUNDS
                   (FORMERLY NICHOLAS-APPLEGATE MUTUAL FUNDS)


         THIS AMENDMENT NO. 23 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NICHOLAS-APPLEGATE MUTUAL FUNDS is made as of the ___ day of May, 1999, by the undersigned, constituting a majority of the Trustees of the Pilgrim Mutual Funds (the "Trust").

         WHEREAS, the Board of Trustees has authorized the filing of an amendment to create an additional series of Interests of the Trust to be known as the Pilgrim Money Market Fund and the change of name of Pilgrim High Quality Bond Fund to Pilgrim Strategic Income Fund, effective as of May 24, 1999;

         NOW, THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

         1. The second sentence of Section 8.8 of the Declaration of Trust is hereby amended and restated to read in full as follows:

"Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate twelve series, as follows:

         Pilgrim MidCap Growth Fund
         Pilgrim Convertible Fund
         Pilgrim Balanced Fund
         Pilgrim Worldwide Growth Fund
         Pilgrim SmallCap Growth Fund
         Pilgrim International SmallCap Growth Fund Pilgrim Money Market Fund Pilgrim Emerging Countries Fund Pilgrim Strategic Income Fund Pilgrim LargeCap Growth Fund Pilgrim International Core Growth Fund Pilgrim High Yield Fund II"
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         IN WITNESS  WHEREOF,  the undersigned  have caused these presents to be executed as of the day and year first above written.


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Walter E. Auch                              Mary A. Baldwin

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John P. Burke                               Al Burton

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Jock Patton                                 Robert W. Stallings